Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800  East

Dallas,  Texas 75244

March 4, 2015

Callon Petroleum Company

200 North Canal Street

Natchez, Mississippi 39120

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to references to our letter report dated January 22, 2015, containing our opinion on the proved reserves attributable to certain properties owned by Callon Petroleum Company, as of December 31, 2014, (our “Report”), and to the inclusion of our Report as an exhibit in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to all such references and to the incorporation by reference of our Report in the Registration Statements filed by Callon Petroleum Company on Form S-3 (No. 333‑202038) and Form S-8 (No. 333-109744, No. 333-176061, No. 333-100646, No. 333-29537, No. 333-47784, and No. 333-188008).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716